Exhibit 10.3

Certain confidential portions of this Exhibit are omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

IBM Consulting Services

Statement of Work 1

(SOW 1)

Agassi Digital transformation partner

Prepared for

Agassi Sports Entertainment Corp. (ASE)

2025-10-31

The information in this Statement of Work is confidential and may only be used within Client’s enterprise.

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1.           Statement of Work Overview

This Statement of Work (“SOW”) is between ASE (also called “Client” or “Customer”) and the IBM legal entity (“IBM”), and incorporates the Agreement identified in the Signature Acceptance section below. Client means and includes the Client company, its authorized users or recipients of the Services.

This SOW is executed as a transaction document under IBM CRA for Services: https://www.ibm.com/support/customer/csol/terms/?ref=Z126-6555_WOS-10-08-2023-no-en, and together with the Partnership Agreement for Consulting Services constitutes the whole contract.

This SOW describes the IBM responsibilities, related Client responsibilities, and deliverables IBM will provide. Changes to this SOW will be processed in accordance with the Project Change Control Procedure described in the Project Procedures appendix. The investigation and implementation of changes may result in modifications to the Estimated Schedule, Charges, and other terms of this SOW and the Agreement.

1.1         Executive summary

IBM Consulting is pleased to present a comprehensive digital transformation proposal for Agassi Sports  Entertainment Corp (ASE) to create a unified digital ecosystem that celebrates the legacy of Andre Agassi and Steffi Graf while establishing ASE as a global leader in racquet sports entertainment and media.

This Statement of Work encompasses the end-to-end development of three integrated digital components designed to serve the racquet sports community and create multiple revenue streams for ASE:

•

Website - A marketing website targeting investors, fans, and commercial partners, featuring integrated e-commerce capabilities and premium storytelling that balances professional appeal for investors with dynamic engagement for fans.

•

Mobile Application – A racquet sports training app incorporating AI-powered features for player technique improvement, content consumption, and community engagement with integrated Shopify e-commerce functionality.

•

AI-Powered Video Analysis Model - A custom computer vision solution utilizing pose and racket tracking technology to analyze player technique from user-recorded videos and generate personalized improvement recommendations.

Our delivery methodology centers on the IBM Garage framework, emphasizing co-creation, agile development, and iterative delivery. The approach ensures maximum collaboration between IBM and ASE teams while maintaining speed-to-value through structured governance and continuous stakeholder engagement.

Investment and Timeline:

•	Total SOW Value: 2.134.716 USD
•	Project Duration: 8 months (November 1, 2025 - June 30, 2026)
•	Payment Structure: Monthly payments of 304.387 USD/month for November-February, and 229.292 USD/month for March-June
•	Delivery Model: Fixed capacity with agile sprint-based delivery

This digital transformation initiative will establish ASE's comprehensive online presence, create new revenue opportunities through integrated e-commerce platforms, and position the organization at the forefront of sports technology innovation. The AI-powered analysis capabilities will differentiate ASE in the marketplace while the unified digital ecosystem supports long-term growth and scalability.

The project sets the foundation for a multi-year strategic partnership, with this initial phase delivering minimum lovable products (MLPs) across all three tracks, providing immediate value while establishing the platform for future enhancements and expanded capabilities.

2.           Project Scope

This engagement operates under a capacity-based delivery model where IBM provides dedicated development resources across the three project tracks, with the Client retaining full responsibility for backlog management, feature prioritization, and scope decisions.

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The project focus includes the conceptualization, design, development, and launch of:

(1) a dedicated website platform targeting investors and fans of Andre Agassi and Steffi Graf, providing engagement and investment opportunities, including an ecommerce store;

(2) a mobile application specifically designed for racket sports players to enhance their training and competitive experience, including an ecommerce store; and

(3) an advanced AI-powered video analysis model capable of providing technique assessment and performance insights for players.

ID	Use Case Title	Description
1	Website	Giving Agassi & Graf fans an exclusive hub to celebrate their careers
2	Mobile app	A new way to play via mobile app for racket sports players
3	AI Model	An AI-powered video analysis model for technique assessment of racket sports players

The following sections of this SOW will detail the specific requirements, deliverables, timelines, and resource allocations for each of the three development tracks, while establishing a unified governance framework that ensures seamless coordination, shared objectives, and strategic alignment across all workstreams.

2.1          Website Development

The goal of this track is to design and build a new website for Agassi Sports Entertainment Corp. (ASE) that celebrates Andre Agassi's and Stefi Graff’s legacy. The website will serve as the central hub for ASE's online presence, providing a seamless journey for diverse audiences, including fans, media, investors, and commercial partners. The scope of work includes the development of a premium digital experience that meets the distinct needs of these audiences, while also positioning ASE as a global leader in the racquet sports entertainment and media industry.

The website development scope includes the design and development of the Agassi Experience marketing website MLP. Future phases and iterations will be agreed upon outside of this SOW.

Key Objectives:

•	Design and develop a user-friendly interface and user experience that meets the needs of the target audience
•	Integrate e-commerce functionality, including a curated selection of branded merchandise and products
•	Develop a scalable and secure website that supports the Agassi Experience vision
•	Ensuring inclusivity and accessibility through adherence to SEO and accessibility standards
•

Address and identify mandatory information as legally and regulatory required for investors and cross-posting of Securities and Exchange Commission to be included in relevant filings, excluding however IBM confidential information where possible.

Scope of Work:

•	Design digital brand guidelines
•	Design and development of the Agassi Experience marketing website MLP pages
•	Integration of e-commerce functionality, including:
o A curated selection of branded merchandise and products
o Secure payment processing and order management
•	Testing and quality assurance to ensure the website meets the required standards

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Assumptions and Dependencies:

•	Access to necessary resources and infrastructure for development and testing
•	Collaboration with Agassi Sports Entertainment Corp. (ASE) on design and content
•	ASE is responsible for content strategy and content creation
•	ASE will provide requirements on third party ecommerce partner integration requirements

2.2          Mobile App Track

The mobile app track focus includes the design and development of the Agassi Experience mobile application, focusing on the Minimum Lovable Product (MLP).

Key Objectives:

•	Design and develop a user-friendly interface and user experience that meets the needs of the target audience
•	Integrate AI-powered features, including:
•	Player technique analysis
•	Coaching
•	Gamification
•	Develop a scalable and secure mobile application that supports the Agassi Experience vision

Scope of Work:
•	Design and development of the Agassi Experience mobile application, including the MLP and future roadmap features
•	Integration of AI-powered features to enhance the user experience
•	Integration of Shopify ecommerce
•	Testing and quality assurance to ensure the application meets the required standards

Assumptions and Dependencies:

•	Access to necessary resources and infrastructure for development and testing
•	Collaboration with Agassi Sports Entertainment Corp. (ASE) on design and content
•	Availability of IBM's AI technology and expertise for integrations

3.3. AI Model

A custom AI model utilizing computer vision to analyze racket sports players videos in terms of player technique, and generating an analysis and improvement recommendations.

Key Objectives:

•	Define and develop an AI model that analyzes player technique by tracking player pose and racket from user-recorded videos
•	Make this AI model available for integration into the mobile app

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Scope of Work:

•	Pose & Racket Tracking: extract the keypoints of body and racket across each frame
•	Multidimensional Motion Vectors: represent the swing as a continuous vector through time (a unique “signature” of the swing)
•	Maximum Likelihood Clustering: sequences are compared not to a rigid pro reference, but clustered into families of valid swings
•	Built-in Diversity: approach handles body composition (height, limb length), swing tempo and personal adaptations, different grip styles implications on swing patterns

Assumptions and Dependencies:

•	Access to player videos for training AI model, structured and tagged correctly, to be provided by ASE
•	Access to biomechanic expert for tagging and validation of AI model results, to be provided by ASE

3.           Timeline

Services are estimated to start on November 1, 2025 and will be performed based on the estimated schedule below. The estimated end date for the Services is June 30, 2026. A future phase post-MLP includes a multi-year partnership commitment and will be documented separately from this SOW.

Both parties agree to make reasonable efforts to carry out their respective responsibilities to meet the following estimated schedule.

Activity	Start	End
Overall project	Nov 1, 2025	June 30, 2026
Brand Design	Nov 1, 2025	Nov 30, 2025
Web design, build and test	Nov 1, 2025	March 15, 2026
App design, build and test	Nov 15, 2025	Jun 1, 2026
App launch	Jun 1, 2026	Jun 30, 2026
AI Model POC, build and launch	Nov 1, 2025	Jun 30, 2026

4.           Governance

IBM and Client will actively participate in a mutually agreed upon set of IBM Garage governance activities. The following is an initial set of activities.

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Meeting	Description	Attendees	Frequency	Duration
Team Kickoff	Align team on objectives, scope, plan, roles, methods. Train the team on agile ways of working.	Garage Governance Board Client Product Owner Garage Team	Once	4 hours
Garage Governance Weekly	Status update stand-up, directional decisions, financial decisions, Resolve impediments	Client Program Lead IBM Garage Lead Team Representative	Weekly	1 Hour
Iteration Planning (per each track)	Review prioritized Product Backlog and agree on PBIs for Iteration, break down to tasks, and agree on Iteration goal.	Client Product Owner Garage Team IBM Garage Lead	Before each Iteration	3-4 Hours
Stand-up (per each track)	Daily co-ordination and sync-up meeting for the team.	Product Owner Garage Team	Daily	15 minutes
Playback / Review (per each track)	Review functionality delivered in Iteration for user readiness.	Garage Governance Board Product Owner Garage Team	End of each Iteration	1 Hour
Retrospective (per each track)	Discuss lessons learned and best practice from completed Iteration or Release. Identify continuous improvement actions.	Garage Team	End of each Iteration or Release	1-2 Hours
Product Backlog Refinement	To continuously review, estimate and refine the Product Backlog and get upcoming stories to a ‘ready’ state.	Client Product Owner Garage Team	Weekly	As required

5.           Responsibilities

5.1         Product Backlog Refinement and Estimation

IBM will facilitate a weekly Product Backlog Refinement meeting (the interval can be adjusted by mutual agreement) with the Product Owner and the Garage Team to clarify details about upcoming PBIs.

The team and Product Owner will refine the highest priority PBIs that do not yet meet the Definition of Ready. The Product Owner will address any open questions and bring the results to the next Backlog Refinement meeting. The team and Product Owner will continue to refine the PBIs until there are no more questions and they are confident that enough information is available to estimate the PBIs.

The team will estimate the PBIs when they are sufficiently refined. If the resulting effort is too large for a single PBI (i.e. not implementable in one Iteration), then the PBIs will be split in smaller pieces by the team, the Product Owner, the IBM Garage Lead and Client Program Lead will decide on appropriate actions.

The IBM Garage Lead will prepare the meeting with the help of the Project Manager. Product Owner will invite additional stakeholders to take advantage of their expertise.

a.        IBM responsibilities:

(1)      Request for more detailed information when needed

(2)      Analyze PBIs to estimate effort

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b.       Client responsibilities:

(1)      Write Product Backlog Items in agreed level of details and in the manner that each Item can be executed in one Iteration

(2)      Provide the detailed information when needed

(3)      Prioritize each Product Backlog Item and rank the items

(4)      Define success criteria for each Product Backlog Item

(5)      Accept Product Backlog Items based on the agreed success criteria

5.2         Iteration Planning

The Garage Team and key stakeholders will conduct Iteration Planning workshops at the beginning of every Iteration so the team understands what needs to be done. The PBIs which are agreed upon by the Garage Team need to meet the “Definition of Ready.” The outcome of this meeting is a mutually agreed set of Iteration inputs: an Iteration Backlog, an Iteration Goal, and a forecast as to the stories which will be completed.

a.       IBM responsibilities:

(1)      Set up, facilitate and actively participate in the Iteration meetings

(2)      Plan and prioritize the stories and tasks that will be worked on during the current Iteration timeline

b.       Client responsibilities:

(1)      Actively participate in the Iteration meetings

(2)      Engage additional stakeholders as appropriate at Iteration reviews

5.3          Stand-ups

The Garage team will conduct stand-up meetings to identify inhibitors at an early stage. The initial frequency will be once a day; however, the team may mutually agree to adjust the frequency to address the particular needs of a use case.

a.        IBM responsibilities:

(1)      Participate in stands-ups

b.       Client responsibilities:

(1)      Participate in stand-ups

5.4         Iteration Review meeting

The Product Owner, with IBM’s assistance, will conduct an Iteration Review Meeting with the project stakeholders at the end of every Iteration to provide validation that the solution is headed in the correct direction, get early feedback, to enable business ownership and manage expectations.

An Iteration Review will create questions and suggestions that feed into subsequent Iterations and engage business participants to play a stronger role in the development, become more familiar with the solution and contribute to the outcome.

a.        IBM responsibilities:

(1)      Participate in Iteration review meetings

(2)      Support the Product Owner as they lead the Iteration Review

b.       Client responsibilities:

(1)      Participate in Iteration review meetings

(2)      Lead the Iteration Review through the role of Product Owner

(3)      Ensure attendance of key stakeholders as appropriate

5.5         Iteration Retrospective

IBM, along with the Product Owner will conduct an Iteration Retrospective meeting at the end of each Iteration in a “lessons learned” style workshop to identify firm actions to continuously improve the way the team works and provides an opportunity to adopt best practices.

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a.        IBM responsibilities:

(1)      Participate in Iteration retrospective

b.       Client responsibilities:

(1)      Participate in Iteration retrospective

5.6         Workshops

Workshops will be used to discover/generate ideas, validate ideas, identify key business requirements, review organizational objectives, develop high level strategies and collectively prioritize the Use Cases to promote an idea or discard it.

a.        IBM responsibilities:

(1)      Participate in Workshop

b.       Client responsibilities:

(1)      Participate in Workshop

5.7         Brand Design

The Brand Design Guidelines Development activity will be executed during the initial phase of the program to establish a cohesive visual identity foundation for the Agassi Experience digital ecosystem. This activity is specifically scoped to define digital branding elements that will guide the design and development of both the website and mobile application platforms.

Key Objectives:

(1)      Establish unified digital brand standards across all platform touchpoints

(2)      Create scalable design guidelines that support future development sprints

(3)      Ensure brand consistency between website and mobile application experiences

(4)      Define visual identity elements that resonate with diverse target audiences (fans, investors, commercial partners)

Scope Limitations:

This activity is limited to digital brand elements only and does not include offline marketing materials, physical merchandise design, or comprehensive brand strategy development beyond digital applications.

The Brand Design Guidelines will encompass the following core elements:

Visual Identity System:

(1)      Digital color palette with primary, secondary, and accent colors

(2)      Typography hierarchy for digital platforms (headings, body text, captions)

(3)      Logo usage guidelines and variations for digital applications

(4)      Iconography style and design principles

Creative Guidelines:

(1)      Photography style and treatment specifications

(2)      Illustration style guide and graphic element library

(3)      Visual composition principles and layout guidelines

(4)      Digital asset specifications and technical requirements

The brand design will be co-created between IBM and the Client under the following high-level setup:

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b.       Discovery and Co-Creation Workshop: IBM will facilitate a comprehensive brand co-creation workshop with key ASE stakeholders to understand brand vision, target audience preferences, competitive landscape, and strategic positioning requirements.

•

Creative Direction Development: Following the workshop, IBM will develop two distinct creative directions, each presenting a complete visual identity approach with rationale, target audience alignment, and implementation examples.

•

Selection and Refinement: ASE will evaluate and select the preferred creative direction. IBM will then develop detailed brand guidelines based on the selected approach, incorporating comprehensive specifications and usage examples.

•

Feedback Integration and Finalization: One structured feedback cycle is included to refine and optimize the brand guidelines. Final deliverables will be documented in a comprehensive brand guidelines document for use throughout the development program.

•

Notwithstanding the above, ASE may, in its discretion, bring on its own third-party marketing or other personnel, who shall, at the request of ASE, be able to attend calls and meetings with IBM, subject to a mutually agreed confidential agreement with such third parties as reasonably requested by IBM.

c.        IBM responsibilities:

(1)      Design and facilitate brand co-creation workshop sessions

a)     Develop two comprehensive creative direction proposals with supporting rationale

b)    Create detailed brand guidelines documentation based on selected direction

c)     Incorporate one round of client feedback within allocated capacity (maximum 40 hours)

d)    Deliver final brand guidelines in formats suitable for development team implementation

e)     Provide brand application examples and technical specifications

d.        Client responsibilities:

(1)      Ensure appropriate stakeholder participation in co-creation workshop

a)     Provide brand vision, strategic objectives, and target audience insights

b)    Review and select preferred creative direction within three (3) business days of presentation

c)     Submit consolidated feedback on detailed guidelines within three (3) business days of delivery

d)    Prioritize feedback requests to align with available refinement capacity

e)     Approve final brand guidelines for program implementation

5.8         Iteration

IBM will lead a rapid development upon a pre-agreed topic (e.g., Data Model, User Experience, technology test, business process, etc.) that either proves the business value or eliminates a roadblock for a Use Case. The output of this is expected to be “rough” quality rather than a final product quality.

IBM responsibilities:

a.        Iteration Definition Formulation. Includes Iteration goals, approach, and success criteria

(1)      Iteration planning

(2)      Develop the code; data model; or other technical work product

(3)      Review output with Client on regular basis to align on outcomes

(4)      Iteration Findings Showcase. Includes a report that captures a demo of the solution that was built, key findings, recommendation on next steps, and a description of the business value delivered.

b.        Post Iteration review. Includes a retrospective assessment of the business value that was delivered by the developed solution

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Client responsibilities:

(1)      Actively participate in the planning meetings and Iteration

(2)      Ensure that stakeholders are aware and present at Iteration readout

5.9          MLP Design/Build/Test

a.        IBM responsibilities:

(1)      Agree on the Items taken into the Iteration.

(2)      Divide the Product Backlog Items into sub-tasks and estimate the work effort.

(3)      Confirm that existing component/functionality works prior and after the enhancement/change by running the existing Unit tests or creating and running the Unit test (Regression test).

(4)      Design and architect the solution,

(5)      Build the solution

(6)      Write the Unit tests for new feature/enhancement.

(7)      Develop the code and/or related configurations.

(8)      Update the documentation, for example:

(a)       Release notes in Agile project management tool.

(b)      Software Engineering Environment.

(c)       Software Architecture Description.

(d)      Interface Control Document (per external interface).

(e)       Update Developer Guidelines (Created during Transition).

(9)      Update the Iteration Backlog daily for items in progress and done.

(10)    Demo the Iteration Backlog Item as agreed in the Iteration planning.

(11)    Confirm that the Definition of Done criteria has been achieved.

(12)    Create test plans for Iteration and Release, as needed.

(13)    Create Unit, System and Integration and Functional test cases when needed.

(14)    Perform Unit, System, Integration and Functional test cases when needed.

(15)    Maintain the test environment as instructed by Client.

(16)    Review feedback, lessons learned, provide recommendations and discuss next step

(17)    Conduct functional testing and resolve defects.

b.       Client responsibilities:

(1)      Define the scope and business case,

(2)      Own architectural work products (e.g., Architecture Overview, System Context, Architecture Decisions, Service Model, Operational Model).

(3)      Provide reasonable time from architects to support IBM whenever a clarification on architecture and its implications is needed.

(4)      Provide reasonable time from Product Owner to support team during the Iteration.

(5)      Accept the Product Backlog Items based on the agreed Demo criteria.

(6)      Provide up to date information of testing environment.

(7)      Provide the test input and expected output specifications for testing in the PBI.

5.10       Maintain Impediment List

The impediment list contains a list of unsolved issues, which the team could not solve on their own or are currently not able to solve due to time constraints. It is updated daily by the Project Manager and the team and reviewed after each Iteration.

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a.        IBM responsibilities:

(1)      Participate in maintaining impediment list.

(2)      Proactively work to remove impediments.

b.       Client responsibilities:

(1)      Participate in maintaining impediment list.

(2)      Proactively work to remove impediments.

6.           Client Roles and Responsibilities

IBM's performance is dependent upon Client’s fulfilment of its responsibilities at no charge to IBM. Any delay or idle time in performance of Client’s responsibilities may result in additional charges and/or delay of the completion of the Services and will be handled in accordance with the Project Change Control Procedure.

6.1         RACI Matrix

Task/Activity	Description	IBM	ASE
Project Management	Manage project timeline, budget, and resources	R	A
Content Creation & Marketing	Develop content strategy and plan, create and review content for the website	C/I	R/A
Product Strategy & Vision	Define and evolve the overall product strategy including prioritization of features and potential pivoting	C/I	R/A
Design and Development	Develop design concept and style guide, create wireframes, prototypes, and high-fidelity designs, develop website using NextJS and Contentful as a headless CMS	R	A
Testing and Quality Assurance	Conduct unit testing, integration testing, and user acceptance testing (UAT), ensure website meets accessibility standards (WCAG 2.1 AA)	R	A
Deployment and Launch	Deploy website to production environment, configure and implement environment for hosting and deployment, conduct soft launch and testing before official launch	R	A
Change Management and Change Requests	Identify and assess changes to project scope, timeline, or budget, develop and implement change management plan	A	R
Risk Management	Identify and assess project risks, develop and implement risk mitigation plan	R	A
Budgeting and Cost Management	Develop and manage project budget, ensure project expenses are tracked and reported	R	A
Schedule Management	Develop and manage project schedule, ensure project milestones and deadlines are met	R	A
Quality Management	Develop and implement quality management plan, ensure project deliverables meet quality standards	R	A
Resource Allocation	Identify and allocate resources (people, materials, equipment), ensure resources are utilized efficiently and effectively	A	R
Monitoring and Control	Monitor and control project progress and performance, identify and address deviations from project plan	R	A
Backlog creation & management	Maintain and update program backlog	C/I	A/R
User Story Definition	Identify and write out user stories across all three program tracks	C/I	A/R

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Feature prioritization	Prioritize product backlog features and define sequence in which they are address in development	C/I	A/R
User Story Definition	Estimate user stories, e.g. in terms of story points, as input for the sprint planning	I	R/A
Sprint planning	Conduct the sprint planning activities and alignment at the beginning of every sprint across all three program tracks	R	A
Acceptance criteria definition (in-sprint)	Define acceptance criteria before each sprint	C	R/A
Technical Architecture	Define the overall technical solution architecture	R	A
Go-Live decisions	Assess go-live readiness and decide on go-live schedule	I	R/A
Funding approval	Decide on funding allocation for post-MLP phases and split across each of the three program tracks	I	R/A

R (Responsible): The team responsible for completing the task.

A (Accountable): The accountable for the task, who ensures that it is completed successfully and gives the final approval.

C (Consulted): The team who should be consulted during the task, who can provide input and expertise.

I (Informed): The team who should be informed of the task's progress, who may not be directly involved but need to be kept up to date.

7.           Assumptions

Below are the key assumptions listed:

•	The project scope, timeline, and budget are as outlined in the proposal and will not change significantly during the project.
•	The client (ASE) will provide timely and accurate input, feedback, and approvals throughout the project.
•	The client will make available all necessary stakeholders, including subject matter experts, for meetings and discussions as required.
•	The client will purchase necessary licenses and cloud tenants to execute this project.
•	The client will provide access to all necessary systems, tools, and data required for the project.
•	The project team will have the necessary skills, expertise, and resources to complete the project successfully.
•	The project timeline is realistic and achievable, and the client will not request significant changes to the timeline that would impact the project’s success.
•	The client will provide a single point of contact for the project, who will be responsible for making decisions and providing input on behalf of the client.
•	The project will be conducted in a collaborative and open environment, with regular communication and feedback between the project team and the client.
•	The client will provide necessary documentation, such as brand content, to support the project.
•	The project team will have the necessary permissions and access to conduct research, testing, and quality assurance activities as required.

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8.            Acceptance Criteria

IBM will have fulfilled its obligations under this SOW when any one of the following first occurs:

a.        the End Date specified in this SOW or as may be amended by PCR is reached;

b.       IBM provides the capacity of Services specified in the Charges section or in any approved Project Change Request or change authorization; or

c.        the Services are terminated in accordance with the provisions of this SOW and the Agreement.

This engagement operates under a capacity-based delivery model where IBM provides dedicated development resources across the three project tracks, with the Client retaining full responsibility for backlog management, feature prioritization, and scope decisions. The following acceptance criteria govern the delivery and approval process:

Iteration-Based Delivery Model

Deliverables will be completed and presented at the conclusion of each iteration cycle (2-week intervals). Client acceptance is required for each sprint output. Sprint output may include, but are not limited to: wireframes, prototypes, code modules, documentation, test results, and deployment packages.

Client Responsibilities for Acceptance

•	The Client shall provide written acceptance or rejection of sprint output within three business days of delivery.
•	Acceptance criteria for individual user stories and features will be defined by the Client in advance of each sprint
•	The Client reserves the right to modify, reprioritize, or redirect development efforts based on evolving business requirements
•	Any rejection of deliverables must include specific feedback and requirements for remediation
•	Rejected sprint deliverables will be added to as priority items into the backlog and will be picked up in the following sprint/iteration, unless prioritization defined otherwise by the Client

Capacity Commitment

•	IBM commits to providing the agreed-upon development capacity (person-hours/iteration) across the three tracks
•	No fixed functional scope or feature set is guaranteed under this agreement
•	Final deliverables and feature completeness will be determined by the Client's backlog management and prioritization decisions within the available capacity constraints
•	IBM's obligation is fulfilled through the professional delivery of development services according to the allocated iteration capacity, regardless of the final scope achieved

9.           Team Configuration

This table represents the initial team configuration that will be used. The following roles may change during the course of the engagement to support the needs of each use case and as the Garage evolves.

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Team Name	Initial Role(s)	Deployment Approach
Overall Program	Delivery Partner Strategy & Design Director Lead Architect Garage Lead | Program Manager Offshore Project Manager PMO Watsonx Orchestrate SME IAM Consultant Security Consultant	Deployed continuously for the entire duration of this engagement. IBM will deploy these resources from multiple delivery centers including onsite, nearshore and offshore locations.
Website Track

Shopify Tech Lead/Architect

Shopify Developer

Shopify QA

Shopify Functional Analyst

Website Business Analyst

Website Brand Designer

Website UX/UI Designer Discovery

Website UX/UI Designer Build

Website FE Developer

Website Fullstack/Backend Developer

Website QA

Website EXO SME

Deployed fully during the MLP design and build phase. Post-MLP team will be reduced as agreed in the Garage Board, to enable additional features design and build at a smaller scale.
App Track	Mobile Architect Mobile Development Lead Mobile Designer Mobile Developer 1 Mobile Developer 2 Mobile Developer 3 Mobile Developer 4 Mobile Developer 5 Mobile Test Lead Mobile Tester	Deployed fully during the MLP design and build phase. Post-MLP team will be maintained but adjusted as agreed in the Garage Board, to enable additional features design and build at a smaller scale.
AI Model Track

Lead Architect

Lead Data Scientist

Data Scientist 3

Data Scientist 4

ML/CV Engineer 1

ML/CV Engineer 2

ML/CV Engineer 3

BI / Analytics Designer / Developer

Backend Engineer

Backend Engineer 2

QA / Test Engineer

DevOps Engineer

Deployed fully during the MLP design and build phase. Post-MLP team will be maintained but adjusted as agreed in the Garage Board, to enable additional features design and build at a smaller scale.

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9.1         Resource Capacity Plan

The Services will be conducted on a Fixed Capacity basis as described in the Resource Capacity Plan below:

Resource	Billing Interval	Total Allotment	Rate per Interval	Monthly Charges
Website Track	Month	[***]	[***]	[***]
App Track	Month	[***]	[***]	[***]
AI Model	Month	[***]	[***]	[***]
Total				2.134.716 USD

The charges for this project are based on a contiguous work schedule for the IBM Resources.

It does not account for schedule delays during performance of the Services. Any Client caused or required delay in the project schedule and/or work hours will be handled by the Project Change Control procedure and may result in an increase in charges and capacity and/or schedule. In such event, IBM, at its option, may change the resources/skills assigned to the project.

IBM and ASE shall work in good faith with the objective to make sure there is no underutilization of resources from the IBM team. IBM will inform ASE in a timely manner under the RACI matrix (ref. paragraph 6.1) to avoid any instances of underutilization of IBM capacity. Notwithstanding that, capacity that is not utilized in the duration of the SOW will not be made available for future projects and will not extend the timeline.

Incomplete activities or activities that do not start during the project timeline will not extend the timeline. IBM will not provide a discount to the total price of this SOW for these activities.

10.         Payment terms

The payment terms for this project are as follows:

a.       Total Contract Value (TCV): The total contract value for this project is 2.134.716 USD

b.       Monthly Payment Amount: The monthly payment amount will be calculated based on the total contract value and the estimated duration of the project. The monthly payment amounts are provided below.

c.       For clarification purposes: Payment Terms: Payments are due monthly in advance billing, payment term of 30 days, 10 days remedy period and then after 10 days a right for IBM to terminate this SOW for delinquent Account Receivable.

10.1       Payment Milestones

The payment milestones are as follows:

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These charges are exclusive of any travel and living expenses, other reasonable expenses incurred in connection with the Services, and any applicable taxes.

IBM will invoice ASE monthly for the Services performed on a milestone basis as set forth in the payment schedule in the above section on Payment Milestones, plus applicable taxes.  IBM will invoice travel and living expenses, and other reasonable expenses incurred in connection with the Services aligned to the Payment Milestones, expenses charged to ASE must be approved by ASE in advance.

10.2       FX and COLA Clause

FX and COLA does not apply for this SOW.

11.         Termination for convenience

ASE may terminate this SOW 1 (Agassi Digital transformation partner) for convenience, by 3 months prior written notice to IBM, provided however that such termination shall not be effective before the end of the first 6 months from signature date of this SOW 1.

Agreed to: Agassi Sports Entertainment Corp. (“Client or ASE”) Organization no/Tax reg number: 88-0203976	Agreed to: IBM Norge AS (“IBM”) Organization no: 931482580
By /s/ Ron Boreta Authorized signature	By /s/ Peter Rylander Authorized signature
Title: CEO	Title: Executive Partner, IBM Consulting
Name: Ron Boreta	Name: Peter Rylander
Date:	Date:
By /s/ Niclas Poldahl Signature
Title: Executive Partner, IBM Consulting
Name: Niclas Poldahl
Date:

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Referenced Agreements name/number/date:

CRA for Services (Z126-6555_WOS-10_NO_08-2023)

https://www.ibm.com/support/customer/csol/terms/?ref=Z126-6555_WOS-10-08-2023-no-en, and

Partnership Agreement for Consulting Services, as of October 31.2025

Confidentiality Agreement name/number: Agreement for Exchange of Confidential Information for Exchange of Technical Information, #2025-MS-124, signed between ACE and IBM in July, 2025.
Client address: 1120 N Town Center Drive, Suite 160 Las Vegas, Nevada, USA	IBM address: Lakkegata 53, 0187 Oslo, Norway

Required Administrative Information

Timely exchange of relevant information regarding invoicing and payment of charges shall be specified prior to invoicing. Client shall thereafter notify IBM of any changes.

SoW 1 - Agassi Digital transformation partner	Page 18 of 19

Appendix A: Project Procedures